                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
          of the Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement
[ ] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Section 240.14a11(c) or
    Section 240.14a-12

                        TEXAS INSTRUMENTS INCORPORATED
               ------------------------------------------------
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4)  Proposed maximum aggregate value of transaction:

    Set forth the amount on which filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)  Amount previously paid:

    2)  Form, schedule or registration statement no.:

    3)  Filing party:

    4)  Date filed:

                                                             Preliminary Copy


[Company Logo]                  TEXAS INSTRUMENTS


                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 18, 1996


We are pleased to invite you to attend the 1996 Annual Meeting of Stockholders which will be held on Thursday, April 18, 1996 at the North Building Cafeteria on the Company's property, 13500 North Central Expressway, Dallas, Texas, at 10:00 a.m. (Dallas time). The meeting will be held for the following purposes:

      1.  To elect directors for the ensuing year;

      2. To consider and act upon a proposal to approve an amendment to the Company's Restated Certificate of Incorporation for the purpose of increasing the authorized shares of common stock of the Company from 300,000,000 to 500,000,000;

      3. To consider and act upon a board proposal to approve a Texas Instruments 1996 Long-Term Incentive Plan; and

      4. To consider and act upon such other matters as may properly come before the meeting.

Stockholders of record at the close of business on February 20, 1996 are entitled to notice of and to vote at the annual meeting.

Stockholders are urged to sign, date and return the enclosed proxy as promptly as possible. You may revoke your proxy at any time before the shares to which the proxy relates are voted at the meeting.



                                   By Order of the Board of Directors,




                                   Richard J. Agnich
                                   Senior Vice President,
                                   Secretary and General Counsel

Dallas, Texas
February __, 1996



                                                               Preliminary Copy


[Company Logo]                  TEXAS INSTRUMENTS

      EXECUTIVE OFFICES:  NORTH BUILDING, 13500 NORTH CENTRAL EXPRESSWAY,
                                 DALLAS, TEXAS

       MAILING ADDRESS:  POST OFFICE BOX 655474, DALLAS, TEXAS 75265-5474


                                PROXY STATEMENT

                               February __, 1996

The board of directors of Texas Instruments Incorporated (the Company or TI) is requesting your proxy for the Annual Meeting of Stockholders (the Annual Meeting) on April 18, 1996. By executing and returning the enclosed proxy card, you authorize the persons named in the proxy to represent you and vote your shares in connection with the purposes set forth in the Notice of Annual Meeting.

If you attend the meeting, you may of course vote in person. But, if you are not present, your shares can be voted only if you have returned a properly executed proxy. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted as specified therein, and if no specification is made, the shares will be voted in accordance with the recommendations of the board of directors. You may revoke the proxy at any time before it is exercised.

                               ELECTION OF DIRECTORS

Directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting and until their successors are elected and qualified. Unless authority to vote for directors is withheld in the proxy, the persons named in the proxy will vote for the election of the following nominees, who have been designated by the board of directors: JAMES R. ADAMS, DAVID L. BOREN, JAMES B. BUSEY IV, GERALD W. FRONTERHOUSE, DAVID R. GOODE, JERRY R. JUNKINS, WILLIAM S. LEE, WILLIAM B. MITCHELL, GLORIA M. SHATTO, WILLIAM P. WEBER and CLAYTON K. YEUTTER.

Nominees for Directorship

All of the nominees for directorship are now directors of the Company. While it is not anticipated that any of the nominees will be unable to serve, if any nominee is not a candidate for election as a director at the meeting, the proxy will be voted for the election of a substitute nominee proposed by the present board of directors or the number of directors will be reduced accordingly.

[Photo of J.R. Adams]            JAMES R. ADAMS  Director

                                 Chair, Board Organization and Nominating
                                 Committee; member, Audit and Compensation
                                 Committees.

                                 Group president, SBC Communications Inc. from 1992 until retirement in July 1995; president and chief executive officer of Southwestern Bell Telephone Company, 1988-92.

[Photo of D. L. Boren]           DAVID L. BOREN  Director

                                 Member, Audit, Finance and Stockholder
                                 Relations and Public Policy Committees.

                                 President of the University of Oklahoma
                                 since 1994. U.S. Senator, 1979-1994;
                                 Governor of Oklahoma, 1975-1979.  Director,
                                 AMR Corporation and Phillips Petroleum
                                 Company; trustee, Yale University.

[Photo of J.B. Busey IV]         JAMES B. BUSEY IV  Director

                                 Member, Board Organization and Nominating,
                                 Finance, Stockholder Relations and Public
                                 Policy and Trust Review Committees.

                                 President and chief executive officer of Armed Forces Communications and Electronics Association since 1992. Deputy Secretary, Department of Transportation, 1991-1992; Administrator, Federal Aviation
                                 Administration, 1989-91; retired from U.S.
                                 Navy as Admiral in 1989.  Director,
                                 Association of Naval Aviation, Curtiss-Wright Corporation and S.T. Research Corporation; trustee, MITRE Corporation.

[Photo of G.W. Fronterhouse]     GERALD W. FRONTERHOUSE  Director

                                 Chair, Trust Review Committee; member, Audit, Compensation and Finance Committees.

                                 Investments.  Former chief executive officer
                                 (1985-88) of First RepublicBank Corporation.
                                 President and director, Hoblitzelle
                                 Foundation; trustee, Southwestern Medical
                                 Foundation and Children's Medical Foundation.







2

[Photo of D. R. Goode]           DAVID R. GOODE  Director

                                 Member, Board Organization and Nominating and Compensation Committees.

                                 Chairman of the board and chief executive officer of Norfolk Southern Corporation since 1992; also, president since 1991. Director, Caterpillar, Inc., Georgia-Pacific
                                 Corporation and TRINOVA Corporation; member,
                                 The Business Roundtable; trustee, Hollins
                                 College.

[Photo of J.R. Junkins]          JERRY R. JUNKINS  Chairman of the Board,
                                 President and Chief Executive Officer

                                 Chair, Benefit Plans and Finance Committees;
                                 member, Board Organization and Nominating
                                 Committee.

                                 Chairman of the board since 1988; president and chief executive officer of the Company since 1985. Joined the Company in 1959; elected vice president in 1977 and executive vice president in 1982. Director, Caterpillar Inc., Minnesota Mining and Manufacturing Company and The Procter & Gamble Company; cochairman, The Business Roundtable; member, The Business Council and National Academy of Engineering; trustee, Southern Methodist University.

[Photo: W.S. Lee]                WILLIAM S. LEE  Director

                                 Chair, Compensation Committee; member, Audit, Board Organization and Nominating and Finance Committees.

                                 Chairman emeritus of Duke Power Company;
                                 chairman of the board and chief executive officer of Duke Power Company from 1982, and president from 1989, until retirement in April 1994. Director, J.P. Morgan & Co. Incorporated, Morgan Guaranty Trust Company of New York, Knight-Ridder, Inc. and The Liberty Corporation; member, The Business Council and National Academy of Engineering.









3

[Photo: W.B. Mitchell]           WILLIAM B. MITCHELL  Vice Chairman

                                 Member, Benefit Plans and Finance Committees.

                                 Vice chairman of the Company since 1993.
                                 Joined the Company in 1961; elected vice president in 1984 and executive vice president in 1987. Chairman, American Electronics Association.

[Photo: G.M. Shatto]             GLORIA M. SHATTO  Director

                                 Chair, Stockholder Relations and Public Policy Committee; member, Compensation Committee. President of Berry College since 1980. Director, Becton Dickinson and Company, Georgia Power Company, K mart Corporation and The Southern Company.

[Photo: W.P. Weber]              WILLIAM P. WEBER  Vice Chairman

                                 Member, Benefit Plans and Finance Committees.

                                 Vice chairman of the Company since 1993.
                                 Joined the Company in 1962; elected vice president in 1979 and executive vice president in 1984. Chairman, Semiconductor Industry Association.

[Photo of C.K. Yeutter]          CLAYTON K. YEUTTER  Director

                                 Chair, Audit Committee; member, Finance,
                                 Stockholder Relations and Public Policy
                                 and Trust Review Committees.

                                 Of counsel, Hogan & Hartson.  Counselor to
                                 President Bush for domestic policy during 1992; chairman, Republican National Committee, 1991-92; Secretary, Department of Agriculture, 1989-91; U.S. Trade Representative, 1985-89. Director, B.A.T. Industries P.L.C., Caterpillar Inc., ConAgra, Inc., FMC Corporation, Lindsay Manufacturing Co., Oppenheimer Funds and The Vigoro Corporation.











4

The ages and holdings of common stock of the nominees and the year in which each became a director are as follows:

                                                       Common Stock
                                       Director        Ownership at
       Nominee               Age       Since           December 31, 1995<F1>*
        -------              ---       --------        ------------------
James R. Adams                56        1989                 3,264
David L. Boren                54        1995                 2,564
James B. Busey IV             63        1992                 3,684
Gerald W. Fronterhouse        59        1986                 5,291
David R. Goode                55        1996
Jerry R. Junkins              58        1984               820,531
William S. Lee                66        1990                 6,264
William B. Mitchell           60        1990                73,604
Gloria M. Shatto              64        1992                 3,264
William P. Weber              55        1984               130,403
Clayton K. Yeutter            65        1992                 3,664
-------------------

<F1>*Includes any shares subject to restricted stock unit awards.  Also includes shares subject to acquisition within 60 days by Messrs. Junkins, Mitchell and Weber for 709,500, 48,500 and 106,500 shares, respectively, and shares credited to profit sharing stock accounts for Messrs. Junkins, Mitchell and Weber in the amounts of 10,253, 5,412 and 5,813, respectively. Mr. Goode's holdings are as of February 1, 1996. Each nominee and director owns less than 1% of the Company's common stock.

Board and Committee Meetings

During 1995, the board held eleven meetings. In addition, the following committees of the board held the number of meetings indicated: Audit, six; Benefit Plans, four; Board Organization and Nominating, seven; Compensation, seven; Finance, five; Stockholder Relations and Public Policy, four; and Trust Review, five. Overall attendance at board and committee meetings was approximately 96%.

Committees of the Board

The Audit Committee has the responsibility to make recommendations to the board with respect to the appointment of the independent public accountants and other matters. This committee also has the responsibility to approve certain non-audit services of the independent public accountants; to review the scope of the annual audit, proposed changes in major accounting policies, reports of compliance of management and operating personnel with the Company's code of ethics and other matters; and to report to the board concerning the adequacy of the Company's system of internal accounting controls, other factors affecting the integrity of published financial reports and other matters.




5

The Benefit Plans Committee has the responsibility to institute, revise or terminate incentive plans of the Company other than plans approved by stockholders, and institute, revise or terminate pension, profit sharing and other benefit plans, other than any incentive or benefit plan or amendment thereto that would benefit only officers of the Company or disproportionately benefit officers more than other employees. This committee also has the responsibility to report to the board concerning general levels of increases in compensation for employees, compensation and benefits philosophies and programs of the Company and other matters.

The Board Organization and Nominating Committee has the responsibility to make recommendations to the board with respect to nominees to be designated by the board for election as directors, the structure, size and composition of the board, compensation of board members, the organization and responsibilities of board committees and other matters. This committee also has the responsibility to report to the board concerning the general responsibilities and functions of the board, a desirable balance of expertise among board members, overall Company organizational health, with particular reference to succession plans for top management positions within TI, and other matters.

Any stockholder who wishes to recommend a prospective nominee for the board of directors for the committee's consideration may write Richard J. Agnich, Secretary, Board Organization and Nominating Committee, c/o Texas Instruments Incorporated, Post Office Box 655474, MS 407, Dallas, Texas 75265-5474.

The Compensation Committee has the responsibility to make changes in officers' compensation and to take actions that are required to be taken by the committee under the Company's incentive plans, stock option plans, stock option purchase plans and other employee benefit plans. This committee also has the responsibility to make recommendations to the board with respect to revisions in and actions under such plans that are required to be approved by the board, the institution of plans that benefit only officers of the Company or disproportionately benefit officers of the Company more than other employees, the institution of plans permitting the issuance of stock of the Company and other matters.

The Finance Committee has the responsibility to make recommendations to the board with respect to the annual capital authorization funding level, issuance of equity and long-term debt and other matters. This committee also has the responsibility to approve the annual financing plan and other matters; and to report to the board concerning developments in financial markets and other matters.

The Stockholder Relations and Public Policy Committee has the responsibility to make recommendations to the board with respect to matters bearing on the relationship between management and stockholders, public issues and other matters. This committee also has the responsibility to report to the board concerning the contribution policies of the Company and of the TI Foundation, revisions in TI's code of ethics and other matters.

The Trust Review Committee has the responsibility to make recommendations to the board with respect to the selection of trustees of benefit plan trust funds, assignment of funds to trustees and establishment and amendment of



6

funding policies and methods of benefit plans and other matters. This committee also has the responsibility to select investment managers and assign compensation of trustees and investment managers and other matters; and to report to the board concerning the performance and adequacy of trustees and investment managers.

Directors Compensation

Directors who are not employees are annually paid a retainer of $40,000 (one-half in cash and one-half in restricted stock units described below), a fee of $7,500 for each committee on which they serve, $2,500 for service as a committee chair, $2,500 for attendance at the Company's strategic planning conference, and $2,500 for attendance at the Company's annual planning conference. Compensation for other designated activities, such as visits to TI facilities and attendance at certain company events, is provided at the rate of $1,000 per day. In 1995, the Company made payments (an aggregate of $10,388) relating to premiums for life, medical, dental, travel and accident insurance policies covering directors. Subject to certain limitations, directors may elect that all or part of the cash payments of their fees be deferred until retirement from the board or other specified times. Deferred fees earn interest from the Company at a rate (currently based on published interest rates on certain corporate bonds) determined from time to time by the board.

Effective June 15, 1995, the Company terminated a previously existing directors retirement plan and in its place adopted a restricted stock unit plan for directors (the stock plan). Under the stock plan, new directors are awarded 1,000 restricted stock units (each for one share of Company common stock) providing for issuance of Company common stock at the time of retirement from the Board, or upon earlier termination of service from the Board after completing at least eight years of service or because of death or disability. However, the right to the shares will be forfeited if a director's service terminates within less than six months after the date of grant for reasons other than death or disability. Directors in office on the effective date were granted the same number of restricted stock units (subject to the same conditions) to replace their interests under the former retirement plan; as a result of the subsequent two-for-one stock split, those awards were increased to 2,000 restricted stock units. The stock plan also provides for payment of fifty percent of the annual retainer for Board service (not including retainers for committee membership or committee chair) to be made in the form of restricted stock units. The shares under such annual retainer restricted stock units will be issued upon the termination of the director's service on the Board. Any portion which is unearned because of termination of service during a year will be forfeited.

Each director who has completed five years of service as a member of the board of directors, and whose board membership terminates as a result of ineligibility for reelection after the attainment of a specified age or, in the case of non-employee directors, as a result of death or disability, will be eligible to participate in a Director Award Program. The program was established to promote the Company's interest in supporting educational institutions. The Company may contribute a total of $500,000 with respect to each eligible director to up to three eligible educational institutions (or other charitable institutions approved by the Board Organization and Nominating Committee) recommended by the director and approved by the Company. The


7

contributions will be made in five annual installments of $100,000 each, commencing as soon as practicable following the director's death. Directors derive no financial benefit from the program and all charitable deductions will accrue solely to the Company.

                             EXECUTIVE COMPENSATION

Compensation Overview

The Company is committed to building shareholder value through improved performance and growth. To achieve this objective, TI seeks to create an environment in which employees recognize that they are valued as individuals and treated with respect, dignity and fairness.

The Company uses a merit-based system of compensation to encourage individual employees to achieve their productive and creative potential, and to link individual financial goals to Company performance. The Company regularly compares its compensation system with those of competitors and refines its system as necessary to encourage a motivated and productive work force.

The following tables provide information regarding the compensation of the Company's chief executive officer and each of the four other most highly compensated executive officers.

































8

Summary Compensation Table

The following table sets forth information with respect to the compensation of the Company's chief executive officer and each of the four other most highly compensated executive officers for services in all capacities to the Company in 1993, 1994 and 1995, except as otherwise indicated.

                            Annual Compensation                    Long-Term Compensation
                  ----------------------------------------  ----------------------------------------
                                                                    Awards               Payouts
                                                           --------------------------  ------------
  Name and                                   Other Annual   Restricted     Stock         Long-Term     All Other
  Principal                                  Compensation  Stock Awards  Options (in     Incentive    Compensation
  Position       Year     Salary     Bonus     <F1>(1)      <F2>(2)     shares)<F3>(3)  Plan Payouts    <F4>(4)
------------     ----    --------   -------  ------------  ----------- --------------  ------------  -------------
J.R. Junkins     1995    $792,050   $1,750,000    --           0         130,000             0         $391,979
Chairman,        1994    $700,200   $1,227,600    --       $141,250      110,000             0         $276,714
President & CEO  1993    $691,850   $  740,000    --           0         100,000             0         $ 71,032

W.B. Mitchell    1995    $373,750   $  650,000    --           0          50,000             0         $155,302
Vice             1994    $359,100   $  500,000    --           0          50,000             0         $103,157
Chairman         1993    $348,100   $  320,000    --           0          44,000             0         $ 37,248

W.P. Weber       1995    $404,250   $  750,000    --           0          50,000             0         $168,272
Vice             1994    $395,000   $  600,000    --           0          50,000             0         $110,899
Chairman         1993    $382,800   $  400,000    --           0          44,000             0         $ 36,522

T.J. Engibous    1995    $369,750   $1,000,000    --           0          60,000             0         $145,654
Executive        1994    $306,000   $  600,000    --           0          42,000             0         $ 59,565
Vice President   1993    $238,000   $  275,000    --           0          24,000             0         $ 20,159

W.F. Hayes       1995    $371,750   $  700,000    --           0          50,000             0         $145,887
Executive        1994    $331,350   $  500,000    --           0          46,000             0         $ 83,353
Vice President   1993    $277,700   $  300,000    --           0          30,000             0         $ 25,752

------------------

<F1>(1) The dollar value of perquisites and other personal benefits for each of the named executive officers was less than the established reporting thresholds.

<F2>(2) (a)  For purposes of the table, restricted stock units awarded under the Company's Long-Term Incentive Plan are valued at market on the date of award.

    (b) The restricted stock unit awarded to Mr. Junkins in 1994 provides for the payment of 4,000 shares (as adjusted to give effect to the 1995 two-for-one stock split), with 2,000 shares vesting first quarter 1995 and 2,000 shares vesting first quarter 1996. At December 31, 1995, the value of the 2,000 unvested shares was $103,000.

    (c) Dividend equivalent payments are paid on restricted stock units at the same rate as dividends on the Company's common stock.



9

<F3>(3) The number of shares granted has been adjusted to give effect to the
1995 two-for-one stock split.

<F4>(4) During 1995, the Company made payments relating to premiums with respect to split-dollar life insurance policies in the following amounts:
Mr. Junkins, $70,295; Mr. Mitchell, $19,557; Mr. Weber, $18,981; Mr. Engibous, $8,123; and Mr. Hayes, $18,662. Also, the Company made payments relating to premiums with respect to life, travel and accident insurance policies in the following amounts: Mr. Junkins, $27,146; Mr. Mitchell, $11,435; Mr. Weber, $6,862; Mr. Engibous, $125; and Mr. Hayes, $2,959.

During 1995, the Company made matching contributions to the cash or deferred compensation account (401(k)) under the U.S. profit sharing plan in the following amounts: Mr. Junkins, $3,000; Mr. Mitchell, $3,000; Mr. Weber, $3,000; Mr. Engibous, $3,000; and Mr. Hayes, $3,000.

For 1995, the profit sharing contributions (plus the ERISA reductions for which the Company will provide an offsetting supplemental benefit) were as follows: Mr. Junkins, $291,538; Mr. Mitchell, $131,310; Mr. Weber, $139,429; Mr. Engibous, $134,639; and Mr. Hayes, $121,033.




































10

Table of Option Grants in 1995

The following table sets forth details regarding stock options granted to the named executive officers in 1995. In addition, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                               Potential Realizable Value at
                                                            Assumed Annual Rates of Stock Price
                                                          Appreciation for Option Term (10 Years)
                                                      --------------------------------------------------------------
                                                                  5%                                10%
                                                      -------------------------      -------------------------------
               Options  % Of Total
               Granted   Options                      Stock                           Stock
                 (in    Granted to  Exercise Expir-   Price (per                      Price (per
               shares)  Employees  Price(per ation    share)                         (share)
 Name          <F1>(1)   in 1995    share)   Date     <F2>(2)        Gain            <F2>(2)          Gain
-------------  -------  ---------- --------  -------- --------- --------------       ---------  ---------------------
J.R. Junkins   130,000     4.6     $35.63    1/25/05  $ 58.03   $    2,911,918        $ 92.40   $     7,380,370

W.B. Mitchell   50,000     1.8     $35.63    1/25/05  $ 58.03   $    1,119,969        $ 92.40   $     2,838,604

W.P. Weber      50,000     1.8     $35.63    1/25/05  $ 58.03   $    1,119,969        $ 92.40   $     2,838,604

T.J. Engibous   60,000     2.1     $35.63    1/25/05  $ 58.03   $    1,343,962        $ 92.40   $     3,406,325

W.F. Hayes      50,000     1.8     $35.63    1/25/05  $ 58.03   $    1,119,969        $ 92.40   $     2,838,604

All stockholders                                      $ 58.03   $4,154,071,065<F3>(3) $ 92.40   $10,527,231,680<F3>(3)

Employees                                             $ 58.03   $  317,781,180<F4>(4) $ 92.40   $   805,319,902<F4>(4)
through TI profit sharing plans
__________

<F1>(1) These nonqualified options may become exercisable on a graduated basis beginning after one year if specified earnings per share levels are attained. These options are fully exercisable during the ninth and tenth year without regard to earnings per share and also may become fully exercisable in the event of a change in control (as defined in the options) of the Company. The number of shares granted and the exercise price per share have been adjusted to give effect to the 1995 two-for-one stock split.

Currently, the exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid in shares, subject to certain conditions.

<F2>(2) The price of TI common stock at the end of the 10-year term of the stock options granted at a 5% annual appreciation would be $58.03 and at a 10% annual appreciation would be $92.40.



11

<F3>(3) The gain is based on the fair market value ($35.625 per share) and number of all the outstanding shares of common stock on January 25, 1995, the grant date of the options.

<F4>(4) The data presented for all employees represents the gain employees would realize through the appreciation of the stock price of TI stock held in TI profit sharing plans from the date of grant of the stock options listed above, assuming 5% and 10% annual appreciation over the 10-year option term.















































12

Table of Option Exercises in 1995 and Year-End Option Values

The following table sets forth information with respect to the named executive officers concerning the exercise of options during 1995, and unexercised options held as of December 31, 1995.

                                                                                Value of
                                                    Number of                   Unexercised
                                                   Unexercised                 In-the-Money
                                                    Options at                  Options at
                   Shares                         December 31, 1995<F3>(3)   December 31, 1995<F2>(2)<F3>(3)
                 Acquired on      Value           -------------------------  ------------------------
Name           Exercise<F1>(1)  Realized<F2>(2)  Exercisable Unexercisable   Exercisable   Unexercisable
----           ---------------   --------------  -----------  -------------  -----------   -------------
J.R. Junkins        200,000      $7,713,500       590,000     210,000        $17,773,100   $3,556,000

W.B. Mitchell        99,500      $2,430,433             0      86,000        $         0   $1,463,320

W.P. Weber          268,000      $7,048,220        58,000      86,000        $ 1,200,460   $1,463,320

T.J. Engibous        50,250      $1,692,564             0      87,000        $         0   $1,436,700

W.F. Hayes           37,823      $1,445,103       139,325      80,500        $ 3,809,490   $1,346,540

---------------------

<F1>(1) These shares were acquired upon the exercise of options granted from
1985 through 1987 in the case of Mr. Junkins; from 1990 through 1994 in the case of Mr. Mitchell; from 1986 through 1992 in the case of Mr. Weber; from 1990 through 1994 in the case of Mr. Engibous; and from 1986 through 1992 in the case of Mr. Hayes. The number of shares acquired upon exercise has been adjusted to give effect to the 1995 two-for-one stock split.

<F2>(2) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise price.

<F3>(3) Exercisable options or portions thereof relate to options granted during 1987-1994; unexercisable options or portions thereof relate to options granted during 1993-1995. The number of shares has been adjusted to give effect to the 1995 two-for-one stock split.














13

Pension Plan Table

The following table sets forth the approximate annual benefits relating to the U.S. pension plan that would be payable as of December 31, 1995 under various assumptions as to average credited earnings (as defined in the plan) and years of credited service (as defined in the plan) to employees in higher salary classifications who are 65 years of age as of such date. Benefits are based on eligible earnings. Eligible earnings include (a) salary as shown in the summary compensation table and (b) bonus as shown in the summary compensation table. Other elements of compensation shown in the summary compensation table or referred to in the footnotes to that table are not included in eligible earnings.


                                  Estimated Annual Benefits Under Pension Plan for
                                    Specified Years of Credited Service<F2>(2)<F3>(3)
             ____________________________________________________________________________________

Average
Credited
Earnings
<F1>(1)      15 Years    20 Years     25 Years     30 Years    35 Years     40 Years     45 Years
----------   --------    --------     --------     --------    --------     ---------    --------
$  500,000   109,584     146,112      182,640      219,168     255,696      293,196      330,696
$  600,000   132,084     176,112      220,140      264,168     308,196      353,196      398,196
$  700,000   154,584     206,112      257,640      309,168     360,696      413,196      465,696
$  800,000   177,084     236,112      295,140      354,168     413,196      473,196      533,196
$  900,000   199,584     266,112      332,640      399,168     465,696      533,196      600,696
$1,000,000   222,084     296,112      370,140      444,168     518,196      593,196      668,196
$1,100,000   244,584     326,112      407,640      489,168     570,696      653,196      735,696
$1,200,000   267,084     356,112      445,140      534,168     623,196      713,196      803,196
$1,300,000   289,584     386,112      482,640      579,168     675,696      773,196      870,696
$1,400,000   312,084     416,112      520,140      624,168     728,196      833,196      938,196
$1,500,000   334,584     446,112      557,640      669,168     780,696      893,196    1,005,696
$1,600,000   357,084     476,112      595,140      714,168     833,196      953,196    1,073,196
--------------------

<F1>(1) The average credited earnings is the average of the five consecutive years of highest earnings.

At December 31, 1995, the named executive officers were credited with the following years of credited service and had the following average credited earnings, respectively, under the U.S. pension plan: Mr. Junkins, 37 years, $1,314,141; Mr. Mitchell, 34 years, $618,095; Mr. Weber, 34 years, $687,551;
Mr. Engibous, 18 years, $477,852; and Mr. Hayes, 28 years, $532,847.

<F2>(2) If the amount otherwise payable under the pension plan should be restricted by the applicable provisions of the ERISA, the amount in excess of the Act's restrictions will be paid by the Company.

<F3>(3) The benefits under the plan are computed as single life annuity at age
65.  The amounts shown in the table reflect the offset provided in the pension



14

plan under the pension formula adopted July 1, 1989 to comply with the social security integration requirements. The integration offset is $2,916 for 15 years of credited service, $3,888 for 20 years of credited service, $4,860 for 25 years of credited service, $5,832 for 30 years of credited service, $6,804 for 35 years of credited service, $6,804 for 40 years of credited service and $6,804 for 45 years of credited service.

Early Retirement Agreements

The Company has a policy providing for optional early retirement agreements for the chairman of the board, the president and such other personnel as the board of directors may designate, upon attainment of age 58 and such minimum lengths of service as the board may specify. Participants enter into early retirement agreements with the Company which among other things prohibit competition with the Company until the attainment of age 69. Payments under the agreements are based on the difference between the retirement benefits the individual is to receive from the Company's U.S. pension plan and the retirement benefits the individual would have received from the pension plan had the individual remained in employment with the Company until the attainment of age 65 at a rate of compensation equal to the average annual eligible earnings (as defined in the pension plan) received during the three years immediately preceding early retirement. The individual may elect payment under the early retirement agreement in the form of monthly payments for life, monthly payments to the individual or the individual's estate or survivors until the date of the individual's 69th birthday, or a 50% joint and survivor's payment.






























15

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the board of directors has furnished the following report on executive compensation paid or awarded to executive officers for 1995:

The executive compensation program is administered by the Compensation Committee of the board of directors (the Committee), which is composed of the individuals listed below, all of whom are independent directors of the Company. The program consists of base salaries, annual incentive awards and long-term compensation. At higher management levels, the mix of compensation is weighted more to the performance-based components annual incentive and long-term compensation.

In determining the compensation of the executive officers, the Committee considered guidelines developed for each component of compensation. As indicated below, the guidelines took account of compensation practices of competitor companies (as reported in various surveys administered by national compensation consulting firms) and the relative performance of TI and competitor companies. The competitor companies are primarily major high-technology competitors in one or more of the markets semiconductor, defense and information technology in which the Company operates. While many of these companies are included in the S&P High-Technology Composite Index appearing in the graph regarding total shareholder return on page 20, these companies are not the same as the companies comprising that index. Each guideline was set based on the best available data from as many competitor companies as practicable. The Committee also considered the performance of the executive officers toward the Company's prior year and long-term strategic objectives; in this connection, the CEO made recommendations regarding the components of each executive officer's compensation package except his own.

In its considerations, the Committee did not assign quantitative relative weights to different factors or follow mathematical formulae. Rather, the Committee exercised its discretion and made a judgment after considering the factors it deemed relevant. The Committee's decisions regarding 1995 executive compensation were designed to: (1) align the interests of executive officers with the interests of the stockholders by providing performance-based awards; and (2) allow the Company to compete for and retain executive officers critical to the Company's success by providing an opportunity for compensation that is comparable to the levels offered by other companies in our markets.

Section 162(m) of the Internal Revenue Code generally denies a deduction to any publicly held corporation for compensation paid to a "covered employee" in a taxable year to the extent that the employee's compensation (other than qualified performance-based compensation) exceeds $1 million. In December 1995, the Internal Revenue Service published regulations governing the $1 million deductibility cap. Pursuant to those regulations, the Company's "covered employees" will be those who, at the end of the year, are the chief executive officer and the four other highest compensated officers of the Company as determined under the rules of the Securities and Exchange Commission governing executive compensation disclosure.





16

It is the Committee's policy to consider deductibility under Section 162(m) in determining compensation arrangements for the Company's "covered employees" and the Committee intends to optimize the deductibility of compensation to the extent deductibility is consistent with the objectives of the executive compensation program. The Committee, however, intends to weigh the benefits of full deductibility with the objectives of the executive compensation program and, if the Committee believes to do so is in the best interests of the Company and its stockholders, will make compensation arrangements which may not be fully deductible under Section 162(m). Under the transitional rules set forth in the regulations, all compensation attributable to stock options granted under the Company's current Long-Term Incentive Plan prior to the Company's 1997 annual meeting is expected to qualify for deductibility under
Section 162(m). The board of directors is presenting a new Long-Term Incentive Plan for stockholder approval at the 1996 annual meeting. If the new Long-Term Incentive Plan is approved, grants of options under the new Long-Term Incentive Plan are expected to qualify for deductibility under Section 162(m). The Committee expects that the annual incentive awards granted to date to the Company's executive officers will, together with their 1996 salaries and any other compensation paid to them in 1996, qualify for deductibility.

Annual Compensation

Annual compensation (base salary and annual incentive) guidelines were established such that TI executive officers will receive a level of annual compensation at, above or below the median annual compensation paid by competitor companies depending primarily on whether TI's actual return on net assets (RONA) is at, above or below its internally established performance threshold, as described below. TI's percent revenue growth relative to the percent revenue growth of competitor companies was also taken into account in establishing the guidelines.

Base Salary. Base salary guidelines were established at the median level of salaries for similarly situated executive officers of competitor companies, or of organizations within competitor companies, of similar size (in terms of total revenue). The Committee, in its discretion, determined officer salaries in January 1995 at what it considered to be appropriate levels after reviewing performance toward prior year objectives (such as improving production yields, cycle times, productivity and customer satisfaction) and long-term strategic objectives (such as increasing market share in the semiconductor business, and focusing efforts to leverage TI's semiconductor, software and systems expertise to make major contributions to the critical technologies driving the digital revolution).

In determining the CEO's base salary, the Committee noted the continued improvement in the financial performance of the Company. The Committee considered the level of base salaries of CEOs of competitor companies and the fact that Mr. Junkins had not received a base salary increase in 1994 and consequently adjusted Mr. Junkins' salary to $800,400. While this represents a significant increase, Mr. Junkins' salary remains below the median of CEOs of competitor companies.






17

Annual Incentive. The Committee granted the CEO an annual incentive award in March 1995. The award provided for variable payouts depending upon the Company's actual 1995 RONA and growth in net revenues from 1994 to 1995, and further provided that the Committee may, in its discretion, reduce the amount payable under the award based on the Committee's judgment of circumstances at the time. Incentive awards for the other executive officers were granted in January 1996. As the performance component of annual compensation, the annual incentive award varies significantly based on the Company's profitability and revenue growth and the individual's contribution toward the Company's performance. The primary performance threshold established for purposes of determining annual incentive awards for 1995 is stated in terms of RONA. RONA performance thresholds were established for 1995 taking into account (a) the Company's 1995 RONA (either estimated or actual depending on the time of the award) relative to 1995 RONA of competitor companies (as estimated at the time of the award), and (b) the RONA the Company believes would be likely to increase shareholder value over the long-term. The guidelines also provide for an adjustment in the amount of the annual incentive awards based on TI's 1995 percent revenue growth as compared with the 1995 percent revenue growth of competitor companies (as calculated in accordance with the terms of the award).

In granting the CEO's incentive award in March 1995, the Committee considered the incentive compensation paid to CEOs of competitor companies and the Company's RONA and percent revenue growth forecasts relative to the estimated RONA and percent revenue growth performance of competitor companies. The award was designed to pay the CEO at, above or below the median incentive paid to CEOs of competitor companies, depending primarily upon whether TI's 1995 RONA is at, above or below the Company's internally established performance threshold. The award provided for an additional payment based on the extent TI's 1995 percent revenue growth exceeded the percent revenue growth of competitor companies (as calculated in accordance with the terms of the award), if the Company's actual 1995 RONA performance met or exceeded the performance threshold.

While the Company's performance exceeded the RONA threshold established in March 1995, a review in January 1996 of the markets in which the Company operated and the RONA performance of competitor companies suggested to the Committee that the RONA threshold was low. Accordingly, the Committee adjusted the award to $1,750,000. Mr. Junkins' annual compensation (base salary plus incentive award) for 1995 exceeded the median for competitor companies as did the performance of the Company.

Taking into account each executive officer's contributions toward prior year objectives and the degree to which TI's 1995 RONA performance exceeded the RONA performance threshold and TI's percent revenue growth exceeded the percent revenue growth of competitor companies, the Committee granted annual incentive awards to TI's executive officers (other than the CEO) such that the level of the officers' annual compensation (base salary plus incentive award) for 1995 exceeded the median of competitors' annual compensation.

Long-Term Compensation

The Committee determined long-term compensation in January 1995. Stock options constitute TI's primary long-term incentive vehicle. Stock options granted in



18

1995 were granted at 100% of fair market value on the date of grant, have a 10-year term and do not become exercisable until after eight years, although exercisability may be accelerated to the extent that earnings per share goals are achieved (or in the event of a change in control of the Company). Any value received by the executive officer from an option grant depends completely upon increases in the price of TI common stock.

Guidelines for awards granted under TI's long-term incentive program were set with the intention of providing TI executive officers an opportunity for financial gain equivalent to the median opportunity provided by competitor companies through all their long-term compensation programs. For this purpose, the future rate of appreciation of the shares underlying stock-based awards is assumed to be the same for all companies. Although not considered in establishing guidelines for stock option grants, the size of prior grants was considered in administering the guidelines.

The Committee reviewed the guidelines and determined to grant stock options exceeding the guidelines to each executive officer. The Committee considered the significant contributions of these executive officers to the development and implementation of a focused strategic plan for the Company. The Committee believes that these grants will recognize progress toward accomplishment of the strategic plan and, since these stock options will result in increased compensation to the executive officer only if TI's stock price increases, focus the executive officers on executing the plan and building value for shareholders.

In determining the CEO's long-term compensation, the Committee reviewed progress made toward the Company's long-term objectives: accelerate TI's long-term growth rate, while improving stability in the return on invested capital,
(1) by emphasizing digital signal processing solutions and shared investments in memory products to reduce volatility in semiconductors; (2) by repositioning defense systems and electronics for renewed growth, taking advantage of TI's core defense technologies for commercial applications; and (3) by aggressively pursuing R&D opportunities for new technologies such as digital light processing. The Committee determined that the grant of the option to purchase 130,000 shares at a price per share of $35.63 (the market value of TI's common stock on the date of grant giving effect to the subsequent 2-for-1 stock split) would, in its judgment, provide the CEO with a competitive financial opportunity slightly exceeding the median. Until the year 2003, the exercisability of the option depends primarily on the achievement of specific earnings per share goals. The CEO's total long-term compensation slightly exceeded the median long-term compensation provided by competitor companies, and the CEO's total compensation (annual plus long-term) exceeded the median total compensation as the performance of the Company exceeded the median of competitor companies.


            William S. Lee, Chair              Gerald W. Fronterhouse
            James R. Adams                     Gloria M. Shatto







19

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph sets forth TI's total shareholder return as compared to the S&P 500 Index and the S&P High-Technology Composite Index over a five-year period, beginning December 31, 1990, and ending December 31, 1995. The total shareholder return assumes $100 invested at the beginning of the period in TI Common Stock, the S&P 500 and the S&P High-Technology Composite Index. It also assumes reinvestment of all dividends.





           [A performance graph showing five year cumulative total return among the Company, the S&P 500 Index and the S&P High Tech Composite Index appears here. The coordinates used in the graph appear below.]



















                          Dec-90   Dec-91   Dec-92   Dec-93   Dec-94   Dec-95
Texas Instruments          $100     $ 83     $128     $176     $210     $292

S&P 500                   $100     $130     $140     $155     $157     $215

S&P High Tech             $100     $114     $119     $146     $170     $245
Composite Index

*Assumes that the value of the investment in TI Common Stock and each index was $100 on December 31, 1990, and that all dividends were reinvested.

**Year ending December 31.




20

             PROPOSAL TO APPROVE AMENDMENT TO RESTATED CERTIFICATE
              OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

The board of directors believes that it is desirable for the stockholders to consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation (the Certificate). Pursuant to the proposal, the currently authorized shares of common stock, $1 par value, will be increased from 300,000,000 to 500,000,000 shares.

Of the 300,000,000 currently authorized shares of common stock, as of December 31, 1995, 189,526,939 were issued (including 138,129 treasury shares). Of the remaining 110,473,061 authorized shares of common stock, 21,750,913 were reserved for issuance in connection with the Company's incentive plans, stock option plans, stock option purchase plan, profit sharing plans and convertible subordinated debentures.

Except for shares currently reserved as explained above and shares that may be reserved in connection with the proposed 1996 Long-Term Incentive Plan discussed below, the Company does not now have any present plan, understanding or agreement to issue additional shares of common stock. However, the board believes that the proposed increase in authorized shares of common stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, corporate mergers, acquisitions of property, use in employee benefit plans, or other corporate purposes. The board will determine whether, when, and on what terms the issuance of shares of common stock may be warranted in connection with any of the foregoing purposes.

If the proposed amendment is approved, all or any of the authorized shares of common stock may be issued without further action by the stockholders and without first offering such shares to the stockholders for subscription. The issuance of common stock otherwise than on a pro-rate basis to all holders of such stock would reduce the proportionate interests of such stockholders.

Pursuant to the proposal, the first sentence of Article Fourth of the Certificate will be amended to read as follows:

   "The total number of shares of all classes of stock which the Company shall have authority to issue is Five Hundred Ten Million (510,000,000) shares, of which Ten Million (10,000,000) shall be Preferred Stock with a par value of $25.00 per share, and Five Hundred Million (500,000,000) shall be Common Stock with a par value of $1.00 per share."

Other than increasing the authorized shares of common from 300,000,000 to 500,000,000, the proposed amendment in no way changes the Certificate.

The board has unanimously adopted resolutions setting forth the proposed amendment to the Certificate, declaring its advisability and directing that the proposed amendment be submitted to the stockholders for their approval at the annual meeting on April 18, 1996. If adopted by the stockholders, the amendment will become effective upon filing as required by the General Corporation Law of Delaware.

The board of directors recommends a vote "FOR" the above proposal.


21

                   PROPOSAL TO APPROVE THE TEXAS INSTRUMENTS
                        1996 LONG-TERM INCENTIVE PLAN

Since 1965 the Company has had in effect key employee incentive plans, currently consisting of the Texas Instruments Long-Term Incentive Plan and the Texas Instruments Annual Incentive Plan. These plans were designed to provide an additional incentive for those who are key to the Company's success in the highly technological and competitive businesses in which it operates. The board of directors believes that these plans have been effective in providing such incentive. The board also believes that, for the Company to continue to attract and retain outstanding individuals at all levels of the Company's organizations, it must continue to have incentive plans of these types in place.

The Texas Instruments Annual Incentive Plan (the Annual Plan) provides for awards, in cash or in common stock of the Company, to be made by the Compensation Committee (the Committee) of the board of directors out of amounts credited annually to a reserve within the limits of a formula which was approved by the stockholders in 1965. Under the formula, the amount credited to the Reserve each year may not exceed 10% of the amount by which the Company's net income (as defined) for such year exceeds 6% of net capital (as defined), but not in excess of the amount paid out as dividends on the common stock of the Company during such year. No changes to the Annual Plan are proposed.

The Texas Instruments Long-Term Incentive Plan (the Long-Term Plan) provides for the grant by the Committee of: (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, (2) restricted stock and restricted stock units, (3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the Company.

As of January 31, 1996, there were only 108,268 shares of the common stock of the Company remaining available for grant under the Long-Term Plan. The board of directors recommends that the stockholders approve adoption of a new Texas Instruments 1996 Long-Term Incentive Plan to replace the existing Long-Term Plan.

It is anticipated that the 108,268 shares that were available for grant under the Long-Term Plan at January 31, 1996 will continue to be available for grant after adoption of the new Texas Instruments 1996 Long-Term Plan unless granted before such adoption.

Texas Instruments 1996 Long-Term Incentive Plan

The full text of the proposed Texas Instruments 1996 Long-Term Incentive Plan (the 1996 Plan) is shown on Exhibit A to this proxy statement. The principal features of the 1996 Plan, which is essentially identical to the existing Long-Term Plan, are summarized below.

Under the 1996 Plan, the number of shares of common stock available for granting stock options and other awards during the term of the plan will be 18,500,000 shares, subject to adjustment for stock splits and other events as



22

set forth in the plan. No more than 2,000,000 shares of common stock may be awarded as restricted stock, restricted stock units or "other stock based awards" described below during the term of the plan.

As noted above, the 1996 Plan will permit the granting of: (1) stock options, including incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, (2) restricted stock and restricted stock units,
(3) performance units and (4) other awards (including stock appreciation rights) valued in whole or in part by reference to or otherwise based on common stock of the Company. The plan will be administered by the Compensation Committee (the Committee) of the board of directors. The Committee will have the authority to establish rules for the administration of the plan; to select the employees to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to cancel, suspend and amend awards but, except for stock splits and other events described below, no amendment may reduce the exercise price of an option. Neither the benefits or amounts that will be received by the executive officers or others if the plan is approved by the stockholders nor the benefits or amounts that would have been received by them for 1995 if the plan had then been in effect may be determined at this time, since awards under the plan will be at the discretion of the Committee. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award.

Any employee of the Company, including any officer or employee-director, will be eligible to receive awards under the 1996 Plan. There were 59,574 employees of the Company at December 31, 1995. Directors who are not full-time or part-time officers or employees will not be eligible to participate in the plan.

Determinations and interpretations with respect to the 1996 Plan will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all interested parties. The Committee may delegate to one or more officers or managers the right to grant awards and to cancel or suspend awards with respect to individuals who are not subject to Section 16(b) of the Securities Exchange Act of 1934, provided that any such delegation will conform with the requirements of the General Corporation Laws of Delaware. The board may amend, alter or discontinue the plan at any time provided that stockholder approval must be obtained for any change that would increase the number of shares available for awards or that would permit the granting of options or other stock-based awards encompassing rights to purchase shares at prices below the fair market value of the common stock, other than as described below.

Awards will be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise the holder will receive cash, stock, other securities, other awards, other property or any combination thereof, as the Committee shall determine. Any shares of stock deliverable under the plan may consist in whole or in part of authorized and unissued shares or treasury shares.

Except in the case of awards made through assumption of, or in substitution for, outstanding awards previously granted by an acquired company, the exercise


23

price per share of stock purchasable under any stock option, the grant price of any stock appreciation right, and the purchase price of any security which may be purchased under any other stock-based award will not be less than 100% of the fair market value of the stock or other security on the date of the grant of such option, right or award. Options and other purchase rights shall be exercised by payment in full of the purchase price, either in cash or, at the discretion of the Committee, in whole or in part by the tendering of stock of the Company or other consideration having a fair market value on the date the option or right is exercised equal to the exercise or purchase price. Determinations of fair market value under the plan will be made in accordance with methods or procedures established by the Committee.

Restricted stock may provide the recipient all of the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends, provided that neither restricted stock nor restricted stock units may be transferred by the recipient until certain restrictions established by the Committee lapse. Upon termination of employment during the restriction period, all restricted stock and restricted stock units shall be forfeited, unless the Committee determines otherwise.

Performance units will provide the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, such holder, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. The Committee is also authorized to establish the terms and conditions of other stock-based awards.

No award granted under the 1996 Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award shall be exercisable, during such individual's lifetime, only by such individual, or, if permissible under applicable law, by such individual's guardian or legal representative.

Under the 1996 Plan, if any shares subject to any award under the Long-Term Plan, or under the 1984 or 1988 Stock Option Plans of the Company are forfeited, or if any such award terminates without the delivery of shares or other consideration, the shares previously used for such awards will be available for future awards under the 1996 Plan. If another company is acquired by the Company or an affiliate in the future, any awards made and any of the Company's shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted under the 1996 Plan but, with the exception of grants made to individuals who are officers and directors of the Company for purposes of Section 16(b) of the Securities Exchange Act of 1934, will not decrease the number of shares available for grant under the 1996 Plan. Except for such awards and except to avoid double counting with respect to certain awards granted in tandem with other awards granted under the 1996 Plan or under any other plan of the Company, all awards granted under the 1996 Plan will be counted against the overall limits on the number of shares available under the 1996 Plan pursuant to procedures to be specified by the Committee.

If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off,



24

combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 1996 Plan, then the Committee may, in such manner as it deems equitable, adjust (1) the number and type of shares (or other securities or property) which thereafter may be made the subject of awards,
(2) the number and type of shares (or other securities or property) subject to outstanding awards, and (3) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award. The Committee will also be authorized, for similar purposes, to make adjustments in performance unit criteria or in the terms and conditions of other awards in recognition of unusual or non-recurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the plan or any award in the manner and to the extent it shall deem desirable to carry the plan into effect. Nothing contained in the plan shall prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation arrangements.

It is intended that awards under the 1996 Plan to any "covered employees" as defined in Section 162(m) of the Internal Revenue Code will qualify as performance-based compensation under Section 162(m) so as to preserve the deductibility of any compensation in excess of $1 million paid to any "covered employees." Accordingly, the plan provides that members of the Committee must be "outside directors" as defined in Section 162(m) and regulations thereunder, that options on no more than 500,000 shares may be granted to a participant in a year, that awards other than options or stock appreciation rights to individuals expected by the Committee to be "covered employees" and recipients of over $1 million in compensation may not exceed $5,000,000 in a year and must provide that payment will be subject to achievement of a defined level of one or more of the following performance measures: (i) return on net assets,
(ii) revenue growth, (iii) return on invested capital, (iv) return on common equity, (v) total shareholder return, (vi) earnings per share, (vii) cycle time improvements, (viii) manufacturing process yield, (ix) net revenue per employee, (x) cost of capital or (xi) market share, all as defined in the plan.

No awards may be granted under the 1996 Plan after April 18, 2006.

Tax Consequences

Counsel for the Company has advised that, in the case of an incentive stock option, if an optionee exercises the option during or within three months of employment and does not dispose of the shares within two years of the date of grant of the option or one year after the transfer of such shares to the optionee, the optionee will be entitled for federal income tax purposes to treat any profit which may be realized upon the disposition of the shares as a long-term capital gain. In contrast, a person who receives an option under the plan which is not an incentive stock option or otherwise does not comply with the conditions noted above will generally realize ordinary income, at the time of exercise, in the amount of the excess, if any, of the fair market value of



25

the stock on the date of exercise over the option price. In the case of incentive stock options, any excess of the fair market value of the stock at the time of exercise over the option price would be an item of income for purposes of the individual's alternative minimum tax.

Counsel for the Company has also advised that a person who receives a grant of an option, whether it is an incentive stock option or an option which is not an incentive stock option, will not be in receipt of taxable income under the Internal Revenue Code upon the making of the grant. The Company will not be allowed any deduction for federal income tax purposes upon the grant or exercise of incentive stock options (assuming compliance by the optionee with the conditions noted above). The Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, realized by an optionee who (a) exercises an option which is not an incentive stock option, or (b) disposes of stock acquired pursuant to the exercise of an incentive stock option prior to the end of the required holding period described in the immediately preceding paragraph.

The Board of Directors recommends a vote "FOR" the Texas Instruments 1996 Long-Term Incentive Plan.

                             ADDITIONAL INFORMATION

Financial Statements

This proxy statement has been preceded or accompanied by the Annual Report for the fiscal year ended December 31, 1995. The consolidated financial statements and auditor's report on pages _____, the management discussion and analysis of financial condition and results of operations on pages _____ and _____ , and information concerning the quarterly financial data on page _____ of the Annual Report are incorporated herein by reference.

Voting Securities

As of February 20, 1996, there were outstanding ____________ shares of the Company's common stock, which is the only class of capital stock entitled to vote at the meeting. Each holder of common stock is entitled to one vote for each share held. As stated in the Notice of Meeting, holders of record of the common stock at the close of business on February 20, 1996 will be entitled to vote at the meeting or any adjournment thereof.
















26

The following table sets forth certain information concerning (a) the only persons that have reported beneficial ownership of more than 5% of the common stock of the Company, and (b) the ownership of the Company's common stock by the named executive officers, and all executive officers and directors as a group.

                                            Shares Owned At               Percent of
       Name and Address                    December 31, 1995                Class
--------------------------------           -----------------              ----------
Bankers Trust New York Corporation             xxxxxxx<F1>(1)               x.x%
  280 Park Avenue
  New York, NY  10017

Jerry R. Junkins                               820,531<F2>(2)               <F4>*

William B. Mitchell                             73,604<F2>(2)               <F4>*

William P. Weber                               130,403<F2>(2)               <F4>*

Thomas J. Engibous                              57,725<F2>(2)               <F4>*

William F. Hayes                               208,934<F2>(2)               <F4>*

All executive officers and                   1,900,776<F3>(3)                  1%
directors as a group

____________________

<F4>*Less than 1%.

<F1>(1) Includes __________ shares held in profit sharing stock accounts of the
Company's employees under the U.S. profit sharing trust served by Bankers Trust Company of the Southwest, a subsidiary of Bankers Trust New York Corporation, as trustee. Under the terms of the trust, the trustee votes the shares in each employee's account in accordance withe shares represented thereby will be voted in accordance with the vote of the majority of the shares on which voting instructions are received from other participants, except that the Trustee is not permitted under the TI
Employees Universal Profit Sharing Plan to vote shares of TI stock attributable to Tax Credit Employee Stock Ownership Accounts unless voting instructions have been received.

                                 (over)
PLEASE MARK YOUR CHOICE IN OVAL IN THE FOLLOWING MANNER USING DARK INK
ONLY: [ / ]
________________________________________________________________________

The board of directors of TI recommends a vote FOR the election of directors and the two board proposals.
Draft of


                                                            For All
1. Election of Directors                  For   Withheld    Except Nominee(s)
                                                            Written Below
   Nominees:  J.R. Adams, D.L. Boren,     [ ]   [ ]         [ ]______________
   J.B. Busey IV, G.W. Fronterhouse,
   D.R. Goode, J.R. Junkins, W.S. Lee,
   W.B. Mitchell, G.M. Shatto,
   W.P. Weber and C.K. Yeutter.

2. Proposal regarding increasing the      For   Against     Abstain
   Company's authorized common stock.     [ ]   [ ]         [ ]

3. Proposal regarding adoption of         For   Against     Abstain
   Texas Instruments 1996 Long-Term       [ ]   [ ]         [ ]
   Incentive Plan.


                             Dated __________________________, 1996


                             ______________________________________________
                             Signature


                             NOTE:  Please sign exactly as name appears on the
 .                            front side.  When signing as executor,
                             administrator, attorney, trustee or guardian, etc., please give your full title.

